Exhibit 99.1

Magna Entertainment Corp.

337 Magna Drive
Aurora, Ontario,
Canada L4G 7K1
Tel (905) 726-2462
Fax (905) 726-2585

MAGNA ENTERTAINMENT CORP.

ANNOUNCES SALE OF SAN LUIS REY DOWNS

June 7, 2007, Aurora, Ontario, Canada……Magna Entertainment Corp. (“MEC”) (NASDAQ: MECA; TSX: MEC.A) announced today that it has sold San Luis Rey Downs, a training center located on approximately 205 acres in Bonsall, California (approximately 40 miles from San Diego), to a subsidiary of MI Developments Inc. (“MID”), its parent company, in return for cash consideration of $24 million. At April 30, 2007, the net book value of the real estate property and other fixed assets of San Luis Rey Downs was $6.2 million.

As the purchaser will need time to obtain the necessary entitlements and other approvals to develop the property, it has agreed to lease the property to a subsidiary of MEC for a three-year period. The triple-net lease provides for a nominal annual rent and is terminable at any time by either party on four months’ notice.

Blake Tohana, Executive Vice-President and Chief Financial Officer of MEC, commented: “This transaction allows us to monetize another non-core asset at a price substantially greater than net book value.  We remain focused on completing other non-core asset sales and strengthening our balance sheet.”

MEC’s consideration of the real estate transactions was supervised by the Special Committee of MEC’s board of directors, consisting of Jerry D. Campbell (Chairman), Jennifer Jackson and William J. Menear. The transactions were approved by MEC’s board after a favorable recommendation of the Special Committee.

MEC, North America’s largest owner and operator of horse racetracks, based on revenue, acquires, develops, owns and operates horse racetracks and related pari-mutuel wagering operations, including off-track betting facilities. MEC also develops, owns and operates casinos in conjunction with its racetracks where permitted by law. MEC owns and operates AmTote International, Inc., a provider of totalisator services to the pari-mutuel industry, XpressBet®, a national Internet and telephone account wagering system, as well as MagnaBet™ internationally.  Pursuant to joint ventures, MEC has a fifty percent interest in HorseRacing TV™, a 24-hour horse racing television network, and TrackNet Media Group LLC, a content management company formed for distribution of the full breadth of MEC’s horse racing content.

This press release contains “forward-looking statements” within the meaning of applicable securities legislation, including Section 27A of the United States Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”) and forward-looking information as defined in the Securities Act (Ontario) (collectively referred to as forward-looking statements). These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and the Securities Act (Ontario) and include, among others, statements regarding the expected impact the sale of the San Luis Rey Downs will have on our financial condition.

Forward-looking statements should not be read as guarantees of future performance or results, and will not necessarily be accurate indications of whether or the times at or by which such performance or results will be achieved. Undue reliance should not be placed on such statements. Forward- looking statements are based on information available at the time and/or management’s good faith assumptions and analyses made in light of our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances and are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond the Company’s control, that could cause actual events or results to differ materially from such forward-looking statements. Factors that could cause actual results to differ materially from our forward-looking statements include, but may not be limited to, material adverse changes: in general economic conditions, the popularity of racing and other gaming activities as recreational activities, the regulatory environment affecting the horse racing and gaming industries, and our ability to develop, execute or finance our strategies and plans within expected timelines or budgets. In drawing conclusions set out in our forward-looking statements above, we have assumed, among other things, that there will not be any material adverse changes in general economic conditions, the popularity of horse racing and other gaming activities, the regulatory environment, and our ability to develop, execute or finance our strategies and plans as anticipated.

Forward-looking statements speak only as of the date the statements were made. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking statements. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect thereto or with respect to other forward-looking statements.

Blake Tohana

Executive Vice-President

and Chief Financial Officer

Magna Entertainment Corp.

337 Magna Drive

Aurora, ON L4G 7K1

Tel: 905-726-7493